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                                                                      Exhibit 99

                                            Contact: Bill Baxter, Chairman & CEO
                                                             BSQUARE Corporation
                                                               Tel: 425-519-5900
                                                   investorrelations@bsquare.com

FOR RELEASE AT 1:30 PM PST

                 WOODY HOWSE JOINS BSQUARE'S BOARD OF DIRECTORS

BELLEVUE, WA, DECEMBER 2, 2002 -- BSQUARE Corporation (Nasdaq: BSQR) today announced the appointment of Elwood D. (Woody) Howse, Jr. as a member of its board of directors and chairman of its audit committee effective November 29, 2002. With more than 25 years experience in business, venture capital, and corporate governance, Howse brings new perspective and talent to the company's board of directors.

Howse has served as president of Cable & Howse LLC, a Northwest venture capital management firm, since 1981. He has served as a director of ImageX, a provider of online solutions for distribution, management and production of sales and marketing materials, since December 1996, of OrthoLogic Corporation, a leading provider of orthopedic rehabilitation products, since September 1987 and of Applied Microsystems Corporation, an embedded systems solutions provider to the electronics industry, since February 1992. He also serves as a director of several private companies and charitable institutions. Howse received both a B.S. in engineering and an M.B.A. from Stanford University.

"I'm very pleased that BSQUARE will have the opportunity to benefit from Woody's extensive experience. I believe that he will help up us realize our goals and vision," said Bill Baxter, BSQUARE chairman, president and chief executive officer. "As we continue to realign our business in this uncertain economic environment, introduce new products and services, and serve our strategic partners, we need a


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director and audit committee leader with far-reaching experience in helping technology companies. Woody's tenure at Cable & Howse LLC and his long-term familiarity with Northwest technology companies' operations and boards will help us execute on our business goals."

ABOUT BSQUARE

BSQUARE accelerates the development, deployment, and management of next-generation smart devices and applications. For nearly a decade, BSQUARE has provided more than 150 world-class manufacturers, integrators, and service providers with the building blocks necessary to design, develop, and test innovative products quickly and cost effectively. The company's suite of products and services includes Device Development Solutions, Wireless Solutions, and Custom Engineering Services. BSQUARE offers its customers deep expertise in the latest hardware and software, providing critical engineering services that have resulted in the successful launch of hundreds of new products and applications. For more information, visit BSQUARE at www.BSQUARE.com or call
(888) 820-4500.

                                      # # #

BSQUARE is a registered trademark of BSQUARE Corporation.

Any statements, expectations and assumptions contained in this press release that do not describe historical facts, such as statements about the execution of our business goals and vision constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect BSQUARE's actual results to differ materially from current expectations include a decline in the market for Windows Embedded smart devices or the failure of such market to develop as anticipated, our ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers, and strategic partners, rapid technological change in smart devices and peripherals, risks associated with international business delays or announcements of delays by Microsoft of Windows Embedded product releases, competition, intellectual property risks, and the uncertain economic climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE's Annual Report on Form 10-K for the year ended December 31, 2001 in the section entitled "Risk Factors" and those discussed in BSQUARE's subsequent Quarterly Reports on Form 10-Q, in the section entitled "Certain Factors That May Affect Future Results." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. BSQUARE undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.